 Exhibit 10.7

MANAGEMENT AGREEMENT

SECOND AMENDMENT

THIS AGREEMENT made as of this 25th day of April, 2012

BETWEEN:

ROCAP MARKETING INC., a company duly incorporated under the laws of the State of Nevada, having its registered office at 6490 W Desert Inn Road, Las Vegas, Nevada, 89146 (hereinafter called the “Company”)

AND:

TEZI ADVISORY INC. of 1183 West 7th Avenue, Vancouver, British Columbia, Canada (the “Consultant”)

WHEREAS, by agreement dated as of September 1, 2010 (the “Management Agreement”), the Company agreed to engage the Consultant to provide consulting services to the Company for a three year term commencing September 1, 2010 (the “Effective Date”);

WHEREAS, by amendment to the Management Agreement effective as of the Effective Date (the “First Amended Agreement”), the Company and the Consultant waived the remuneration payable pursuant to sections 3.01 and 3.02 of the Management Agreement from September 1, 2010 until September 30, 2011; and,

WHEREAS, the Company and the Consultant now wish to memorialize the events that in actuality took place which resulted in an acceleration of issuance of stock compensation due under the Management Agreement and a reversal of the First Amended Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.

The First Amended Agreement is hereby reversed as of the Effective Date.

2.

The Management Agreement is hereby restored to its original terms and conditions, as if the First Amended Agreement had not been entered into.

3.

The remainder of the stock compensation due the Consultant under section 3.02 of the Management Agreement shall be accelerated and due in full as of the Effective Date.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

ROCAP MARKETING INC.
/s/ Peter Henricsson
Peter Henricsson, Chief Executive Officer
TEZI ADVISORY INC.
/s/ Gordon C. McDougall
Gordon C. McDougall, President